STRATHMORE MINERALS CORP.
Suite 810, 1708 Dolphin Avenue
Kelowna, B.C. V1Y 9S4

April 4, 2003

Platoro West, ~~LLC~~ Inc WMS
PO Box 2654,
Durango, CO 81302

Dear Mr. Sheriff:

Re: Chord Property

This letter of intent is intended to record our agreement to amend the lease agreement dated July 1, 1998 regarding certain mineral claims known as the Chord Project situated in Fall River County, South Dakota (the "Property") between Strathmore Resources Ltd. (now Strathmore Minerals Corp.("Strathmore") and Platoro West, ~~LLC~~ ("Platoro") whereby Strathmore was granted a mining lease on the Property. Inc, WMS

1. Platoro holds the Property free and clear of all liens and charges and the Property is not subject to any encumbrances or royalties except as set out in the lease agreement.

2. Platoro agrees to revise the payment date of the 2002 payment of $10,000 to July 31, 2003 or the next private placement financing undertaken by Strathmore, whichever occurs first.

3. Strathmore and Platoro agree to enter into a new agreement which will include the terms of the lease agreement and this letter agreement such that Strathmore can maintain the lease by either issuing 50,000 Strathmore common shares or by making the cash payments of $10,000 per year, subject to the approval of the TSX Venture Exchange (the "TSX").

3. Strathmore will make the yearly BLM payments to keep the property in good standing.

4. Strathmore will, not later than May 30, 2003, pay property payments due on the Property of $US106.52 per claim for the existing 23 claims.

5. The parties covenant and agree that they will execute such further agreements, conveyances and assurances as may be necessary to effectually carry out the intent of this Agreement.

If this letter correctly sets forth your understanding of our agreement, please sign the enclosed copy in the space provided below and return it to us at your earliest convenience.

Yours very truly,

Strathmore Minerals Corp.

By: ______________________
Mr. D. Randhawa, President

ACCEPTED AND AGREED:

Platoro West, ~~LLC~~ INC WMS

By: ______________________
Bill Sheriff, President

FROM :PLATORO WEST-PAC INTRMTN GOLD FAX NO. :77524866469722415469 Apr. 30 2003 01:26PM P1